SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 13, 2004

MDSI Mobile Data Solutions Inc. (Translation of registrant’s name into English)

Canada (Jurisdiction of Incorporation)	000-28968 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

10271 Shellbridge Way Richmond, British Columbia Canada V6X 2W8 (Address and zip code of principal executive offices)

Registrant’s Telephone Number, including Area Code:  (604) 207-6000

Not Applicable
(Former name or address, if changed since last report)

ITEM 5.   Other Events and Required FD Disclosure

On April 13, 2004, MDSI Mobile Data Solutions Inc. ("MDSI") announced that it has signed a definitive agreement with At Road, Inc. ("At Road") providing for the acquisition of MDSI by At Road. Under the terms of the agreement, MDSI shareholders will be entitled to receive, at the election of the holder, 0.75 shares of At Road common stock or $9.00 in cash for each At Road share owned, subject to a maximum amount of cash payable by At Road in the proposed transaction capped at $19.5 million. MDSI shareholders who are also Canadian residents will be given the opportunity to elect to receive 0.75 equivalent exchangeable shares in a new At Road Canadian subsidiary for each MDSI share owned. The transaction has been unanimously approved by the boards of directors of both companies and is subject to customary closing conditions, including the approval of MDSI's shareholders and regulatory approvals. The transaction is expected to close in the third quarter 2004.

A copy of the joint press release issued by At Road and MDSI on April 13, 2004 concerning the foregoing transaction is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.   Financials Statements, Pro Forma Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

99.1	Joint Press Release of At Road, Inc. and MDSI Mobile Data Solutions Inc. dated April 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

MDSI Mobile Data Solutions Inc.

Date: April 13, 2004	/s/ Verne Pecho Verne Pecho, Vice President - Finance and Administration and Chief Financial Officer